UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020 (January 23, 2020)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant's telephone number, including area code): (203) 276-8100
(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC

Item 8.01.    Other Events

As previously reported, in 2015, Eagle Bulk Shipping Inc. (the “Company”) filed a voluntary self-disclosure report with the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) regarding certain apparent violations of U.S. sanctions regulations in the provision of shipping services for third party charterers with respect to the transportation of cargo to or from Myanmar (formerly Burma) (the “Apparent Violations”). The Company had a different senior management team at the time of the Apparent Violations, which occurred between 2011 and 2014. The Company’s new senior management and new Board of Directors self-reported the Apparent Violation, cooperated fully with OFAC’s investigation and has since implemented robust remedial measures and significantly enhanced its compliance safeguards.

On January 23, 2020, Eagle Shipping International (USA) LLC (“Eagle Shipping”), a subsidiary of the Company, entered into a settlement agreement (the “Settlement Agreement”) with OFAC in which Eagle Shipping agreed to make a one-time payment to the U.S. Department of the Treasury in the amount of $1.125 million and undertake certain compliance commitments in exchange for OFAC agreeing to release and forever discharge the Company and its subsidiaries, including Eagle Shipping, without any finding of fault, from any and all civil liability in connection with the Apparent Violations. The settlement does not constitute any admission of fault or wrongdoing by the Company or any of its subsidiaries.

The Company does not believe that this payment will have a material impact on the Company’s consolidated financial statements.

On January 27, 2020, OFAC made available on its website a summary of the Settlement Agreement and the Settlement Agreement itself.

The description of the Settlement Agreement is qualified in its entirety by reference to the text of the Settlement Agreement, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Matters discussed in this Current Report on Form 8-K may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Settlement Agreement, dated January 23, 2020, by and between the U.S. Department of Treasury’s Office of Foreign Assets Control and Eagle Shipping International (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: January 27, 2020	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer